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                                                                   EXHIBIT 3(ii)



                          OGLETHORPE POWER CORPORATION
                       (AN ELECTRIC MEMBERSHIP GENERATION
                           & TRANSMISSION CORPORATION)
                                     BYLAWS




                            AS AMENDED BY THE MEMBERS
                                SEPTEMBER 9, 1996

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                                TABLE OF CONTENTS

Article I.       Membership . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.  Qualifications for Membership. . . . . . . . . . . . . . 1
     Section 2.  Membership Fee . . . . . . . . . . . . . . . . . . . . . 1
     Section 3.  Purchase of Capacity and Energy by Members . . . . . . . 1
     Section 4.  Payment by Members of Obligations to the Corporation . . 1
     Section 5.  Non-liability of Members for Debts of the Corporation. . 1
     Section 6.  Expulsion of Member. . . . . . . . . . . . . . . . . . . 1
     Section 7.  Withdrawal of Member . . . . . . . . . . . . . . . . . . 2
     Section 8.  Transfer of Membership . . . . . . . . . . . . . . . . . 2
Article II.      Meetings of Members. . . . . . . . . . . . . . . . . . . 2
     Section 1.  Annual Meeting of Members. . . . . . . . . . . . . . . . 2
     Section 2.  Special Meetings of Members. . . . . . . . . . . . . . . 2
     Section 3.  Notice of Meetings of Members. . . . . . . . . . . . . . 2
     Section 4.  Quorum for Meetings of Members; Adjournment. . . . . . . 3
     Section 5.  Voting; Member Action. . . . . . . . . . . . . . . . . . 3
     Section 6.  Member Representative. . . . . . . . . . . . . . . . . . 3
     Section 7.  Notification of Corporation of Identity of Member
                 Representative and Alternate Representative. . . . . . . 4
     Section 8.  Written Consent of Members . . . . . . . . . . . . . . . 4
Article III.     Directors. . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 1.  General Powers of Board of Directors . . . . . . . . . . 4
     Section 2.  Number of Directors and Alternate Directors. . . . . . . 4
     Section 3.  Qualifications of Directors and Alternate Directors. . . 5
     Section 4.  Powers and Duties of Alternate Directors . . . . . . . . 5
     Section 5.  Nomination and Election of Directors and
                 Alternate Directors . . . . . . . . . . . . . . . . . .  5
     Section 6.  Term of Directors . . . . . . . . . . . . . . . . . . .  5
     Section 7.  Filling Vacancies on Board of Directors . . . . . . . .  6
     Section 8.  Removal of Directors. . . . . . . . . . . . . . . . . .  6


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     Section 9.  Compensation of Directors . . . . . . . . . . . . . . .  7
     Section 10. Power of Directors to Adopt Rules,
                 Regulations and Policies. . . . . . . . . . . . . . . .  7
     Section 11. Power of Board of Directors or Chairman of the Board
                 to Appoint Committees . . . . . . . . . . . . . . . . .  7
Article IV.      Meetings of Directors . . . . . . . . . . . . . . . . .  7
     Section 1.  Regular Meetings of Directors . . . . . . . . . . . . .  7
     Section 2.  Special Meetings of Directors . . . . . . . . . . . . .  7
     Section 3.  Notice of Special Meetings of Directors . . . . . . . .  7
     Section 4.  Quorum for Meeting of Directors . . . . . . . . . . . .  8
     Section 5.  Action of Board of Directors. . . . . . . . . . . . . .  8
     Section 6.  Written Consent of Directors. . . . . . . . . . . . . .  8
Article V.       Officers. . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 1.  Officers; Qualifications. . . . . . . . . . . . . . . .  9
     Section 2.  Election and Term of Office of Officers . . . . . . . .  9
     Section 3.  Removal of Officers . . . . . . . . . . . . . . . . . .  9
     Section 4.  Vacancies of Offices. . . . . . . . . . . . . . . . . .  9
     Section 5.  Chairman of the Board . . . . . . . . . . . . . . . . .  9
     Section 6.  Vice Chairman of the Board. . . . . . . . . . . . . . .  9
     Section 7.  Secretary . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 8.  Treasurer . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 9.  President and Chief Executive Officer . . . . . . . . . 10
     Section 10  Appointment of Officers and Agents. . . . . . . . . . . 10
     Section 11  Bonds of Officers . . . . . . . . . . . . . . . . . . . 10
     Section 12  Compensation of Officers. . . . . . . . . . . . . . . . 10
Article VI.      Cooperative Operation . . . . . . . . . . . . . . . . . 11
     Section 1.  Interest or Dividends on Capital Prohibited . . . . . . 11
     Section 2.  Patronage Capital in Connection with Furnishing
                 Electric Energy . . . . . . . . . . . . . . . . . . . . 11
     Section 3.  Accounting System and Reports . . . . . . . . . . . . . 12
Article VII.     Indemnification and Insurance . . . . . . . . . . . . . 12
     Section 1.  Indemnification . . . . . . . . . . . . . . . . . . . . 12


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     Section 2.  Insurance . . . . . . . . . . . . . . . . . . . . . . . 12
Article VIII.    Seal. . . . . . . . . . . . . . . . . . . . . . . . . . 13
Article IX.      Amendment . . . . . . . . . . . . . . . . . . . . . . . 13


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                                    ARTICLE I
                                   MEMBERSHIP

SECTION 1.  QUALIFICATIONS FOR MEMBERSHIP.
Any "EMC" (as defined in Section 46-3-171(3) of the Georgia Electric Membership Corporation Act) shall be eligible to become a Member. An EMC desiring to become a Member shall submit to the Secretary of the Corporation an application for membership in writing. The application shall be presented to the Board of Directors at the next meeting of the Board held ninety days or more after the date of submission of the application. The applicant shall become a Member at such time as the Board of Directors has approved its application and the EMC has:
     (a)  Paid the membership fee established pursuant to Section 2 of this
          Article I;
     (b) Executed an agreement to purchase capacity and energy at wholesale from the Corporation on terms and conditions satisfactory to the Board of Directors;
     (c) Agreed to comply with and be bound by the Articles of Incorporation and Bylaws of the Corporation, as amended from time to time, and such policies, rules and regulations as may from time to time be adopted by the Board of Directors; and
     (d) Satisfied all other conditions established for membership by the Board of Directors.

SECTION 2.  MEMBERSHIP FEE.
The amount of the fee for admission to membership shall be established from time to time by the Board of Directors.

SECTION 3.  PURCHASE OF CAPACITY AND ENERGY BY MEMBERS.
Each Member shall purchase capacity and energy from the Corporation on such terms and conditions as are provided in the Wholesale Power Contract between the Corporation and the Member as the same may exist from time to time.

SECTION 4.  PAYMENT BY MEMBERS OF OBLIGATIONS TO THE CORPORATION.
Each Member shall pay any and all amounts which may from time to time become due and payable by the Member to the Corporation as and when the same shall become due and payable.

SECTION 5.  NON-LIABILITY OF MEMBERS FOR DEBTS OF THE CORPORATION.
A Member shall not, solely by virtue of its status as such, be liable for the debts of the Corporation; and the property of a Member shall not, solely by virtue of its status as such, be subject to attachment, garnishment, execution or other procedure for the collection of such debts.

SECTION 6.  EXPULSION OF MEMBER.
Any Member which shall have violated or refused to comply with any of the provisions of the Articles of Incorporation of the Corporation, these Bylaws, or any policy, rule or regulation adopted from time to time by the Board of Directors may be expelled from membership by the affirmative vote of not less than two-thirds of all of the Directors. Any Member so expelled may be reinstated as a Member by a majority vote of all of the Directors. Termination of membership shall not release the Member from its debts, liabilities or obligations to the Corporation, including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation.

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SECTION 7.  WITHDRAWAL OF MEMBER.
Any Member may withdraw from membership upon payment in full, or making adequate provisions for the payment in full, of all its debts to the Corporation and upon satisfying or making adequate provisions for the satisfaction of all its liabilities and obligations to the Corporation, including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation, and upon compliance with such other terms and conditions as the Board of Directors may prescribe.

SECTION 8.  TRANSFER OF MEMBERSHIP.
Upon consolidation, merger or sale of substantially all its assets, a Member may transfer its membership to its corporate successor or the purchaser of such assets if such successor or purchaser is otherwise eligible for membership and has met the requirements for membership set forth in this
Article I, upon satisfying or making adequate provisions for the satisfaction of all its liabilities and obligations to the Corporation including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation, and upon satisfying any additional terms and conditions the Board of Directors may establish for such transfer, including, without limitation, the payment of a reasonable fee for the transfer. A membership in the Corporation shall not otherwise be transferable.

                                    ARTICLE II

                                MEETINGS OF MEMBERS

SECTION 1. ANNUAL MEETING OF MEMBERS.
The annual meeting of Members shall be held during the month of March each year at a time and place within the service area of the Corporation designated by the Board of Directors; provided that failure to hold the annual meeting shall not work a forfeiture nor shall such failure affect otherwise valid corporate acts.

SECTION 2. SPECIAL MEETINGS OF MEMBERS.
Special meetings of Members may be called by the Chairman of the Board, twenty-five percent of the directors, or upon written request of at least ten percent of all the Members. Members shall request the call of a special meeting of Members by presenting to the Secretary of the Corporation resolutions of their Boards of Directors authorizing such action. Special meetings of the Members shall be held at the time specified by the person or persons calling the meeting, and at such place within the service area of the Corporation as the Board of Directors shall designate from time to time. In the case of any special meeting of Members called upon the request of less than twenty-five percent of the Members, a majority of the Members present at such meeting may by vote assess all of the expenses of such meeting against the Members requesting the call of the meeting.

SECTION 3.  NOTICE OF MEETINGS OF MEMBERS.
Written notice stating the place, the day and the hour of a meeting of Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be provided not less than five nor more than ninety days before the date of the meeting by any reasonable means, by or at the direction of the Chairman of the Board, the Secretary or the persons calling the meeting. Reasonable means for providing such notice shall include, but not be limited to, United States mail


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and personal delivery.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with adequate prepaid first class postage thereon addressed to the Member at its address as it appears on the record books of the Corporation. The notice of any special meeting of Members shall state the purpose or purposes for which the meeting is called. Notice of any meeting of Members need not be given to any Member who signs a waiver of notice, either before or after the meeting. Attendance of a Member at a meeting shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Member attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

SECTION 4.  QUORUM FOR MEETINGS OF MEMBERS; ADJOURNMENT.
A majority of the Members shall constitute a quorum for any meeting of Members. A majority of those present may adjourn the meeting from time to time, whether or not a quorum is present. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and at the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Members fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member in compliance with Section 3 of this Article II.

SECTION 5.  VOTING; MEMBER ACTION.
(a) Each Member shall be entitled to one vote upon each matter submitted to a vote at a meeting of Members. If a quorum is present at a meeting, the affirmative vote of a majority of the Members represented at the meeting shall be the act of the membership unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

(b) The Corporation shall not, without the affirmative vote of three-fourths of the Members, study, finance or participate in any transfer of assets, Corporate reorganization or other transaction the result of which would be to allow the Corporation or another corporation which controls or is controlled by the corporation to own or control in any manner all or a substantial portion of the assets of one or more of the Members. Notwithstanding the provisions of Article IX hereof, the provisions of this Subsection (b) may not be altered, amended or repealed except by the affirmative vote or three-fourths of the Members.

SECTION 6.  MEMBER REPRESENTATIVE
The Board of Directors of each Member shall appoint a member of such Board to represent and cast the vote of the Member at all meetings of Members and shall appoint as an Alternate Representative the General Manager or a person having the duties of a General Manager of the Member. Each Member shall be entitled to have a representative and alternate representative present at each meeting of Members. If the Representative is absent from a meeting of Members, the Alternate Representative may represent and cast the vote of the Member at such meeting. If the Representative shall die, resign or be removed, then the Alternate Representative may represent and cast the vote of the Member until a new Representative is appointed. If a Member has no Representative and no Alternate Representative, an officer of the Member may represent and cast the vote of the Member.


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In case of conflicting representation by the officers of a Member, the Member shall be deemed to be represented by its senior officer in the order specified in Section 46-3-266(c) of the Georgia Electric Membership Corporation Act. The person authorized to cast the vote of a Member in accordance with this Section 6 shall be conclusively presumed to be authorized to vote as he sees fit on all matters submitted to a vote of the Members unless such Member shall specifically limit the voting power of its Representative, Alternate Representative or officers, as the case may be, by a written statement executed by the President or Vice President and the Secretary under its corporate seal pursuant to a resolution duly adopted by its Board of Directors, and delivered to the Secretary of the Corporation.

SECTION 7. NOTIFICATION OF CORPORATION OF IDENTITY OF MEMBER REPRESENTATIVE AND ALTERNATE REPRESENTATIVE.
Each Member shall file with the Secretary of the Corporation a written statement executed by the President or Vice President and the Secretary of the Member under its corporate seal, stating the name of its Representative and Alternate Representative and, in the case of the representative, the date of expiration of his respective term as a director of the Member. The statement shall contain a certification that the Member Representative and Alternate Representative have been appointed in accordance with a resolution duly adopted by the Board of Directors of the Member. A Member may, at any time by resolution of its Board of Directors and notice to the Corporation, terminate the appointment of its Representative or Alternate Representative. Notice to the Corporation of such action shall be by a written statement executed by the President or Vice President and the Secretary of such Member under its corporate seal.

SECTION 8.  WRITTEN CONSENT OF MEMBERS.
Any action required to be taken at a meeting of the Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting if a written consent setting forth the action so taken shall be signed by persons duly authorized to cast the vote of each Member.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1.  GENERAL POWERS OF BOARD OF DIRECTORS.
The business and affairs of the Corporation shall be managed by a Board of Directors which shall be elected by the Members.

SECTION 2.  NUMBER OF DIRECTORS AND ALTERNATE DIRECTORS.
The Board of Directors of the Corporation shall consists of as many directors as there are Members. There shall be an Alternate Director for each Director.


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SECTION 3.  QUALIFICATIONS OF DIRECTORS AND ALTERNATE DIRECTORS.
A Director must be a director of the Member which has the right to nominate him and his Alternate Director must be the General Manager, or the person who has the duties of a general manager, of such Member. Any Director who ceases to be a director of the Member which nominated him and any Alternate Director who ceases to be the General Manager or person having the duties of a general manager of the Member which nominated him shall simultaneously cease to be a Director or Alternate Director, as the case may be, of the Corporation, and the vacancy so created shall be filled in the manner set forth in Section 7 of this
Article III.

SECTION 4.  POWERS AND DUTIES OF ALTERNATE DIRECTORS.
Each Alternate Director may attend all meetings of the Board of Directors and may advise with Directors at such meetings. An Alternate Director may vote and be counted for quorum purposes and shall have all other powers and duties of a Director only during the period when the directorship is vacant or at any meeting of the Board of Directors from which the Director is absent. Any notices required by law or these Bylaws to be given to the Director shall also be given to the Alternate Director.

SECTION 5.  NOMINATION AND ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS.
At least forty-five days prior to the annual meeting of Members, the Secretary of the Corporation shall give written notice by first class United States mail to each Member which has a director serving on the Board of Directors of the Corporation and a general manager or a person having the duties of a general manager serving as Alternate Director whose terms will expire on or prior to the date of such annual meeting, that it is the duty of the Board of Directors of the Member to nominate by resolution a person to serve as a Director of the Corporation and a person to serve as an Alternate Director for such Director, for the ensuing term. Each such Member shall deliver a certified copy of its nominating resolution to the Secretary of the Corporation.

In the event, and only in the event, any Member fails to submit to the Secretary a resolution nominating a Director and Alternate Director, nominations for such positions may be made from the floor during the annual meeting of Members.

The nominations shall be submitted to the annual meeting of Members held on the date of expiration of the Director and Alternate Director terms.

SECTION 6.  TERM OF DIRECTORS.
The terms of a Director and his Alternate Director shall be the same and shall be arranged by the Members so that approximately one-third expire each year on the date of the annual meeting of Members. Notwithstanding the foregoing, the term of each Director and Alternate Director shall expire contemporaneously with the commencement of the term of Directors elected pursuant to any amendment to these Bylaws adopted by the Members which reduces the number of Directors that constitute the Board of Directors. Any Director or Alternate Director may succeed himself in office. Notwithstanding the provisions of Article IX hereof, the provisions of this Section 6 may not be altered, amended or repealed by the Directors.


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SECTION 7.  FILLING VACANCIES ON BOARD OF DIRECTORS.
Vacancies occurring among the Directors or Alternate Directors shall be filled by the Board of Directors at its next meeting held sixty days or more after the occurrence of the vacancy unless:

     (a) the Member which has the right to nominate the successor to such Director or Alternate Director requests by notice to the Secretary of the Corporation that the vacancy be filled at the next meeting of the Board of Directors following the date of such request,
     (b) the Member which has the right to nominate the successor to such Director or Alternate Director requests by notice to the Secretary of the Corporation within thirty days after the occurrence of the vacancy that the vacancy be filled by the Members. If such a notice is received by the Secretary, the vacancy shall be filled at the next annual meeting of Members held after such request or, if the next annual meeting of Members is or may be scheduled more than ninety days after the occurrence of the vacancy, and if such Member so requests in its notice to the Secretary of the Corporation, the vacancy shall be filled at a special meeting of Members called for such purpose within sixty days after the occurrence of the vacancy.

The Member which had the right to nominate the Director or Alternate Director who created the vacancy shall have the right to nominate his successor, by delivering to the Secretary of the Corporation a resolution of its Board of Directors making the nomination prior to the date of the meeting of the Board of Directors, the annual meeting or specially called meeting, as the case may be, at which the vacancy is to be filled. In the event the vacancy is created by an increase in the number of Directors upon the admission of a new Member, the new Member shall deliver the resolution making nominations for the new Director and Alternate Director.

The nominations shall be submitted to the next meeting of the Board of Directors held sixty days or more after the occurrence of the vacancy, or, according to the request of the Member, at the next meeting of the Board of Directors following the date of such request, or at the next annual meeting of Members following the occurrence of the vacancy, or at the special meeting of Members called for the purpose of filling the vacancy. In the event, and only in the event, a nomination for a vacant position is not delivered by the appropriate Member, nominations for such position may be made from the floor.

SECTION 8.  REMOVAL OF DIRECTORS.
Any Member or Director may bring charges against a Director for neglect or breach of duty or other action or inaction which is or may be injurious to the Corporation by filing them in writing with the Secretary, together with a petition signed by twenty-five percent of the Members, requesting that the matter be brought before a meeting of Members. The removal shall be voted upon at the next regular or special meeting of the Members. A majority vote of the Members present at the meeting shall determine such removal. The Director against whom such charges have been brought shall be informed in writing of the charges at least fifteen days prior to the meeting and shall have an opportunity at the meeting to be heard in person or by counsel and to present evidence; and the person or persons bringing the charges against him shall have the same opportunity. A vacancy


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created by such removal shall be filled as provided in Section 7 of this
Article III. Any Director removed pursuant to this Section 8 shall be eligible to again be nominated to serve as a Director of the Corporation only with the consent of a majority of the Members present and voting at a meeting at which the question is presented.

SECTION 9.  COMPENSATION OF DIRECTORS.
The compensation, if any, of Directors and Alternate Directors for their services as such shall be on a per diem basis, and shall be fixed by the Board of Directors. Directors and Alternate Directors also shall be reimbursed for expenses actually and necessarily incurred by them in the performance of their duties.

SECTION 10. POWER OF DIRECTORS TO ADOPT RULES AND REGULATIONS AND POLICIES. The Board of Directors shall have the power to adopt policies, rules and regulations, not inconsistent with law, the Articles of Incorporation and these Bylaws, for the management, administration and regulation of the business and affairs of the Corporation.

SECTION 11. POWER OF BOARD OF DIRECTORS OR CHAIRMAN OF THE BOARD TO APPOINT COMMITTEES.
The Board of Directors may establish (and abolish) committees comprised of Directors, Alternate Directors and others which shall not have any of the powers of the Board of Directors and which shall perform such functions as are designated from time to time by the Board of Directors. The members of any such committees shall be appointed in accordance with such policies, rules and regulations as may from time to time be adopted by the Board of Directors. A majority of the full Board of Directors may also appoint committees of the Board pursuant to the Georgia Electric Membership Corporation Act Section 46-3-297.

                                    ARTICLE IV

                                MEETINGS OF DIRECTORS

SECTION 1.  REGULAR MEETINGS OF DIRECTORS.
A meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the Members. A regular meeting of the Board of Directors shall also be held quarterly or more often at such time and place as the Board of Directors may provide by resolution. Such regular meetings may be held without notice.

SECTION 2.  SPECIAL MEETINGS OF DIRECTORS.
Special meetings of the Board of Directors may be called by the Chairman of the Board or by twenty-five percent of the Directors then in office. The persons calling a special meeting may fix the time and place for the holding of the meeting.

SECTION 3.  NOTICE OF SPECIAL MEETINGS OF DIRECTORS.
Notice of the time, place and purpose of any special meeting of the Board of Directors shall be given by or at the direction of the Chairman of the Board, the Secretary or the person or persons calling the meeting.


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The notice shall be given to each Director and each Alternate Director, at least five days prior to the meeting, by written notice delivered personally or mailed to each Director and Alternate Director at their respective last known addresses. If mailed, such notice shall be deemed delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. Notice of a meeting of the Board of Directors need not be given to any Director or Alternate Director who signs a waiver of notice either before or after the meeting. Attendance of a Director or his Alternate Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when the Director or his Alternate Director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

SECTION 4.  QUORUM FOR MEETING OF DIRECTORS.
A majority of the Board of Directors (with Alternates representing absent Directors) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present may adjourn the meeting to another time and place without further notice, whether or not a quorum is present.

SECTION 5.  ACTION OF BOARD OF DIRECTORS.
     (a) The vote of a majority of Directors present and voting at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

     (b) Notwithstanding the provisions of Subsection (a) of this Section 5., the affirmative vote of two-thirds of the Directors shall be required to (i) modify, amend or rescind any Member Rate Policy then in effect, or, (ii) revise any rate for electric power and energy furnished under the Wholesale Power Contracts between each Member and the Corporation. Notwithstanding the provisions of Article IX hereof, the provisions of this Subsection (b) may not be altered, amended or repealed by the Directors except by the affirmative vote of two-thirds of the Directors.

SECTION 6.  WRITTEN CONSENT OF DIRECTORS.
Any action required to be taken at a meeting of the Board of Directors or any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the Directors and filed with the minutes of the proceedings of the Board of Directors.


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                                    ARTICLE V

                                     OFFICERS

SECTION 1.  OFFICERS; QUALIFICATIONS.
The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Secretary, a Treasurer, and a President and Chief Executive Officer. The Chairman of the Board and Vice Chairman of the Board shall be Directors. The Secretary and Treasurer shall be Directors or Alternate Directors. Any two or more offices may be held by the same person, except the offices of Chairman of the Board, President and Chief Executive Officer and Secretary.

SECTION 2.  ELECTION AND TERM OF OFFICE OF OFFICERS.
The Chairman of the Board, Vice Chairman of the Board, Secretary and Treasurer shall be elected annually at the first meeting of the Board of Directors held after the annual meeting of the Members or as soon thereafter as practicable. Each such officer shall hold office until the first meeting of the Board of Directors following the next succeeding annual meeting of the Members and until his successor shall have been elected or appointed and shall have qualified, or until his earlier resignation, removal from office, or death. The President and Chief Executive Officer shall be appointed by the Board of Directors and shall hold office until his successor shall have been appointed and shall have qualified, or until his earlier resignation, removal from office or death.

SECTION 3.  REMOVAL OF OFFICERS.
Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

SECTION 4.  VACANCIES OF OFFICES.
A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.  CHAIRMAN OF THE BOARD.
The Chairman of the Board shall:
     (a) preside at meetings of the Members and of the Board of Directors and oversee the management of the Corporation by the President and Chief Executive Officer;
     (b) have the power to enter into and execute contracts on behalf of the Corporation and to sign certificates, contracts or other instruments on behalf of the Corporation; and
     (c) have such other duties and powers as are incident to his office and such other duties and powers as may be prescribed by the Board of Directors from time to time.

SECTION 6.  VICE CHAIRMAN OF THE BOARD.
In the absence of the Chairman of the Board or in the event of his inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers and duties of the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may from time to time be assigned to him by the Board of Directors.


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

SECTION 7.  SECRETARY.
The Secretary shall be responsible for seeing that minutes of all meetings of the Members and the Board of Directors are kept and shall have authority to certify as to the corporate books and records, and shall keep a register of the address of each Member, Director and Alternate Director. The Secretary shall perform such other duties and have such other powers as may from time to time be delegated to him by the Chairman of the Board or the Board of Directors.

SECTION 8.  TREASURER.
The Treasurer shall oversee the management of the financial affairs of the Corporation by the staff, and shall perform the other duties incident to the office of Treasurer and have such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

SECTION 9.  PRESIDENT AND CHIEF EXECUTIVE OFFICER.
The President and Chief Executive Officer shall:
     (a)  manage the day-to-day operations and activities of the Corporation;
     (b) subject to such Corporate Policies as are established by the Board of Directors from time to time, have the power to enter into and execute contracts on behalf of the Corporation and to sign certificates, contracts or other instruments on behalf of the Corporation; and
     (c) have such other duties and powers as are incident to his office and such other duties and powers as may be prescribed by the Board of Directors from time to time.

SECTION 10.  APPOINTMENT OF OFFICERS AND AGENTS.
The Board of Directors may appoint from time to time one or more additional officers and assistant officers and agents as the Board of Directors may determine. Each such officer, assistant officer and agent shall perform such duties as the action appointing him provides and, unless the action otherwise provides, shall perform the duties which are generally performed by the elected officers or assistant officers having the same title.

SECTION 11.  BONDS OF OFFICERS.
The Board of Directors shall require all officers and employees of the Corporation to give bond in such sum and with such surety as the Board of Directors shall determine.

SECTION 12.  COMPENSATION OF OFFICERS.
The compensation, if any, of any officer who is also a Director or Alternate Director shall be determined by the Board of Directors. The compensation of any other officers, agents, and employees shall be fixed by the Board of Directors or by a person or persons designated by the Board of Directors.

                                  ARTICLE VI

                            COOPERATIVE OPERATION

SECTION 1.  INTEREST OR DIVIDENDS ON CAPITAL PROHIBITED.
The Corporation shall at all times be operated on a cooperative basis for the mutual benefit of its Members. No interest or dividends shall be paid or payable by the Corporation on any capital furnished by Members.

SECTION 2.  PATRONAGE CAPITAL IN CONNECTION WITH FURNISHING ELECTRIC ENERGY.
In the furnishing of electric energy the Corporation's operation shall be so conducted that all Members will through their patronage furnish capital for the Corporation. The Corporation is obligated to account on a patronage basis to all Members for all amounts received and receivable from the furnishing of electric energy in excess of operating costs and expenses properly chargeable against the furnishing of electric energy. All such amounts in excess of operating costs and expenses at the moment of receipt by the Corporation are received with the understanding that they are furnished by Members as capital. The Corporation is obligated to credit to one or more capital accounts for each Member all such amounts in excess of operating costs and expenses. The books and records of the Corporation shall be set up and kept in such a manner that at the end of each fiscal year the amount of capital, if any, so furnished by each Member is clearly reflected and credited in an appropriate record to one or more capital accounts for each Member, and the Corporation shall within a reasonable time after the close of the fiscal year notify each Member of the amount of capital so credited to its account or accounts. All such amounts credited to a capital account of any Member shall have the same status as though they had been paid to the Member in cash in pursuance of a legal obligation to do so and the Member had then furnished the Corporation corresponding amounts for capital.

All other amounts received by the Corporation from its operations in excess of costs and expenses shall, insofar as permitted by law, be (a) used to offset any losses incurred during the current or any prior fiscal year and (b) to the extent not needed for that purpose, allocated to the Members on a patronage basis and any amounts so allocated shall be a part of the capital credited to an appropriate account for each Member.

In the event of dissolution or liquidation of the Corporation, after all its outstanding indebtedness shall have been paid, outstanding capital credits shall be retired without priority on a pro rata basis before any payments are made on account of property rights of Members. If, at any time prior to dissolution or liquidation, the Board of Directors shall determine that the financial condition of the Corporation will not be impaired thereby, capital then credited to Members' accounts and the accounts of former Members may be retired in full or in part. Any such retirements of capital from a particular type account shall be made in order of priority according to the year in which the capital was furnished and credited, the capital first received by the Corporation being first retired. Notwithstanding the preceding sentence, retirements of each Member's capital credits made pursuant to the First Amended and Restated Restructuring Agreement, dated as of August 1, 1996, by and among the Corporation, Georgia Transmission Corporation and Georgia System Operations Corporation, as such agreement may be amended, shall be allocated among and charged to the

Members' capital accounts as provided therein.

Capital credited to the accounts of Members shall be assignable only on the books of the Corporation to a transferee of a Member's membership, pursuant to written instruction from the Member and then only upon satisfaction of all requirements for a transfer of membership established by or pursuant to these Bylaws.

SECTION 3.  ACCOUNTING SYSTEM AND REPORTS.
The Board of Directors shall cause to be established and maintained a complete accounting system which shall conform to applicable law and to the requirements of the Corporation's lenders. After the close of each fiscal year, the Board of Directors shall also cause to be made a full and complete audit of the accounts, books and financial condition of the Corporation as of the end of such fiscal year. A report on the audit for the fiscal year immediately preceding each annual meeting of Members shall be submitted to the Members at such annual meeting.

                                   ARTICLE VII

                           INDEMNIFICATION AND INSURANCE

SECTION 1.  INDEMNIFICATION.
The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Sections 46-3-306(b), (c) and (d) of the Georgia Electric Membership Corporation Act or any successor provisions of the laws of the State of Georgia. If any such indemnification is requested pursuant to Sections 46-3-306(b) or (c) of said Act or laws, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 46-3-306(e) of said Act or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 46-3-306(b) or (c) of said Act or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said Sections of said Act or laws. The indemnification obligation of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision or resolution approved by the Members pursuant to Section 46-3-306(g) of said Act or laws.

SECTION 2.  INSURANCE.
The Corporation may purchase and maintain insurance at its expense, to protect itself and any Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of any such person) against any liability, cost, payment or expense described in Section 1 of this
Article VII, whether or not the Corporation would have the power to indemnify such person against such liability.

                                  ARTICLE VIII

                                      SEAL

The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation.

                                  ARTICLE IX

                                  AMENDMENT

These Bylaws may be amended at any meeting of the Board of Directors by the affirmative vote of not less than a majority of the Directors present at a meeting at which a quorum is present provided notice of such meeting containing a copy of the proposed amendment shall have been given not less than five nor more than ninety days prior thereto; provided, however, that the Board of Directors shall not have the power to alter, amend or repeal provisions of these Bylaws or adopt new bylaw provisions directly relating to the election of the Board of Directors.

Any bylaw provision adopted by the Board of Directors may be altered, amended or repealed and new provisions adopted by the Members by the affirmative vote of not less than a majority of the Members present at a meeting at which a quorum is present, provided notice of such meeting containing a copy of the proposed amendment shall have been given. The Members may prescribe that any bylaw provisions adopted by them shall not be altered, amended or repealed by the Board of Directors